UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Middlefield Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2007
Dear Shareholders:
     You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Middlefield Banc Corp. The meeting will be held on Wednesday, May 16, 2007, 1:00 p.m. local time at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The attached Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting.
     Your vote is important, regardless of the number of shares you own. Please read the enclosed proxy statement and then complete, sign, and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but it will ensure that your vote is counted.
     Thank you for your attention to this important matter.
Sincerely,
Donald D. Hunter
Chairman of the Board
15985 East High Street, P.O. Box 35 • Middlefield, Ohio 44062 • 440/632-1666 • 888/801-1666 • 440/632-1700 (FAX) • www.middlefieldbank.com

Notice of Annual Meeting of Shareholders
Proxy Statement
DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2006
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006
NONQUALIFIED DEFERRED COMPENSATION
ILLUSTRATION OF HYPOTHETICAL CHANGE-IN-CONTROL BENEFITS

Middlefield Banc Corp.
15985 East High Street
P.O. Box 35
Middlefield, Ohio 44062
(440) 632-1666
Notice of Annual Meeting of Shareholders
     Notice is hereby given that the 2007 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio, on Wednesday, May 16, 2007, at 1:00 p.m. local time.
     A proxy and a proxy statement for the 2007 Annual Meeting of Shareholders are enclosed. The purpose of the annual meeting is to consider and act upon —
1)	election of three directors to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified,

2)	ratification of the appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2007, and

3)	such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors is not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposals at the 2007 annual meeting on the date specified or on any date or dates to which the annual meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the meeting is March 21, 2007.
     You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.
By Order of the Board of Directors,
James R. Heslop, II
Secretary
Middlefield, Ohio
April 2, 2007

IMPORTANT: PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING
Thank you for acting promptly

Middlefield Banc Corp.
15985 East High Street
P.O. Box 35
Middlefield, Ohio 44062
(440) 632-1666
Proxy Statement
     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Middlefield Banc Corp. (“Middlefield”), an Ohio corporation, of proxies to be voted at the 2007 Annual Meeting of Shareholders and at any adjournment or postponement thereof. The annual meeting will be held on Wednesday, May 16, 2007, at 1:00 p.m. local time, at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 2, 2007.
Purpose of the Meeting
At the annual meeting, we will ask Middlefield shareholders to—
(1)	elect three directors to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified, and

(2)	ratify the appointment of Middlefield’s independent auditor.
Voting and Revocation of Proxies
     Proxies solicited hereby may be used at the annual meeting only and will not be used for any other meeting. Proxies solicited by the board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.
     Shareholders who execute proxies retain the right to revoke them at any time before completion of the annual meeting, but revocation will not affect a vote previously taken. You may revoke a proxy by —
•	attending the annual meeting and advising Middlefield’s Secretary that you intend to vote in person (but your attendance at the annual meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the annual meeting a written notice of revocation bearing a later date than the proxy.
     A written notice revoking a proxy should be delivered to Mr. James R. Heslop, II, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the annual meeting.
Record Date and Outstanding Shares; Quorum
     If you were a shareholder at the close of business on March 21, 2007, you are entitled to vote at the annual meeting. As of March 21, 2007, there were 1,430,244 shares of Middlefield common stock issued and outstanding. When present in person or by proxy at the annual meeting, the holders of a majority of the shares of Middlefield common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.
Vote Required
     Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected.
Abstentions and Broker Non-Votes
     Abstention may be specified on all proposals except the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors.

Voting Securities and Principal Holders
     No person is known by Middlefield to own beneficially more than 5% of the outstanding common stock. The following table shows the beneficial ownership of Middlefield common stock on March 21, 2007, by —
•	each director and director nominee and each executive officer identified in the Summary Compensation Table, and

•	all directors, nominees, and executive officers as a group.
     For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of stock” are calculated on the basis of 1,430,244 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days.

			Shares Acquirable
Directors, Director Nominees, and Named Executive	Shares Beneficially		Within 60 Days By
Officers	Owned		Exercise Of Options (1)	Percent of Stock
Thomas G. Caldwell, President & CEO	11,221	(2)	13,708	1.7%

Richard T. Coyne	4,471	(3)	0	(12)

Frances H. Frank	8,912	(4)	2,011	(12)

Jay P. Giles, Sr. Vice President/Sr. Loan Officer of bank	949	(5)	5,907	(12)

Thomas C. Halstead	10,990	(6)	1,516	(12)

James R. Heslop, II, EVP and COO	2,360	(7)	12,612	1%

Donald D. Hunter, Chairman	8,335	(8)	2,011	(12)

James J. McCaskey	1,184	(9)	864	(12)

Donald L.Stacy, CFO and Treasurer	997	(10)	6,983	(12)

William J. Skidmore	493		0	(12)

Carolyn J. Turk	2,037		0	(12)

Donald E. Villers	10,458	(11)	1,012	(12)

Other executive officers (3 people)	509		20,948	1.5%

All directors, nominees, and executive officers as a group (15 people)	62,916		67,572	8.7%

(1)	Options granted under Middlefield’s 1999 Stock Option Plan. Options granted under the plan vest and become exercisable one year after the grant date and have ten-year terms.

(2)	Includes 10,974 shares held jointly with spouse and 137 shares held by Mr. Caldwell as custodian for his minor children.

(3)	Includes 230 shares held by Mr. Coyne’s spouse.

(4)	Includes 5,302 shares held by Mrs. Frank’s spouse. Mrs. Frank disclaims beneficial ownership of shares held by her spouse.

(5)	Includes 352 shares held by trust.

(6)	Includes 3,718 shares held by Mr. Halstead’s spouse and her trust.

(7)	Includes 209 shares held by Mr. Heslop as custodian for his minor children.

(8)	Includes 8,134 shares held in trust.

(9)	Includes 644 shares held jointly with spouse and 463 shares held by Mr. McCaskey’s spouse.

(10)	Includes 12 shares held as joint tenant with minor child.

(11)	Includes 4,540 shares held by Mr. Villers’ spouse, and 3,714 shares held jointly with children and grandchildren, and 279 shares held by Mr. Villers’ spouse and children.

(12)	Does not exceed 1%.
First Proposal — Election of Directors
     According to Article III, Section 2, of Middlefield’s regulations, the board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the board or by majority vote of shareholders acting at an annual meeting. Currently, the number of directors is fixed at nine. For purposes of the 2007 annual meeting, Mr. William J. Skidmore has been recommended by the corporate governance and nominating committee for election to the board, and the board has nominated him to serve as a director for a three-year term ending at the 2010 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Skidmore is nominated to replace Mr. Donald D. Hunter who is retiring at the 2007 annual meeting after serving 30 years on the board. Director Coyne was selected by the board to assume Mr. Hunter’s responsibilities as Chairman following the 2007 annual meeting. In addition, the corporate governance and nominating committee has recommended Directors Caldwell and Turk for re-election to the board, and the board has nominated such persons to serve as directors for three-year terms ending at the 2010 Annual Meeting of Shareholders, or until their successors are elected and qualified.

Three Director			Current
Nominees and Six		Director	Term
Continuing Directors	Age	Since	Expires	Principal Occupation in the Last 5 Years

Nominees for the Term Ending in 2010

Thomas G. Caldwell	49	1997	2010	Mr. Caldwell is President and Chief Executive Officer of Middlefield and the Bank. Mr. Caldwell served as Vice President of Middlefield until October 2000, when he became its President and CEO

William J. Skidmore	50	n/a	2010	Mr. Skidmore was appointed as a director of the bank effective January 2, 2007. He has held progressively responsible positions with Waste Management and a predecessor company since 1978. He previously served on the Board of Directors of both First County Bank in Chardon and of Metropolitan National Bank in Youngstown. He is a member and President of the Chardon Rotary, a former President of the Chardon Chamber of Commerce, a former member of the business advisory committee of Kent State University (Geauga), and a past representative to the board of the National Solid Waste Management Association in Washington,
				D. C.

Carolyn J. Turk	50	2004	2010	Ms. Turk is the Controller of Molded Fiber Glass Company and a licensed CPA

Six Continuing Directors

Frances H. Frank	59	1995	2008	Mrs. Frank is the Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield, Ohio

Thomas C. Halstead	75	1988	2008	Mr. Halstead is co-owner of Settlers Farm, a retail shopping area located in Middlefield, Ohio. He previously was owner of Settlers Collections, a retail gift outlet

James J. McCaskey	43	2004	2008	Mr. McCaskey is the President of McCaskey Landscape & Design, LLC, a design-build landscape development company. Previously, he was the Vice President of Sales for the Pattie Group, also a design-build landscape development company, with which he had been employed for seventeen years

Richard T. Coyne	71	1997	2009	Mr. Coyne retired in May 2006 from his position as General Manager with Jaco Products, a production plastic components manufacturer located in Middlefield, Ohio. He also retired from his position as Vice President — Operations for Capital Plastics, a coin and currency holder manufacturer located in Massillon, Ohio. Mr. Coyne serves as a management counselor for SCORE, a resource partner with the U. S. Small Business Administration located on the Geauga Campus of Kent State University

Three Director			Current
Nominees and Six		Director	Term
Continuing Directors	Age	Since	Expires	Principal Occupation in the Last 5 Years

James R. Heslop, II	53	2001	2009	Executive Vice President and Chief Operating Officer of the Bank since 1996, Mr. Heslop became Executive Vice President and Chief Operating Officer of Middlefield on October 30, 2000. He became a director of the Bank in July 1999 and a director of Middlefield on November 19, 2001. From July 1993 until joining the Bank in April 1996, Mr. Heslop was a director, President, and Chief Executive Officer of First County Bank in Chardon, Ohio, an institution with total assets exceeding $40 million. First County Bank was an affiliate of FNB Corporation of Hermitage, Pennsylvania

Donald E. Villers	73	1987	2009	Mr. Villers is retired, having previously served as a superintendent with Copperweld Steel, from which he retired after 31 years of service
     Directors of Middlefield also serve as directors of The Middlefield Banking Company. However, directors of the Bank are elected annually and do not serve staggered terms. The nine directors identified in the table above are expected to be nominated and elected to serve as directors of the Bank for the following year.
     There are no family relationships among any of Middlefield’s directors or executive officers. No director or executive officer of Middlefield serves as a director of (i) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (ii) any investment company registered under the Investment Company Act of 1940.
Corporate Governance
     Middlefield periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports with accuracy and transparency, and maintains full compliance with laws, rules, and regulations. As part of the corporate governance process, the board reviews and adopts corporate governance policies and practices for Middlefield.
     Director independence. A majority of Middlefield’s directors are independent, as the term independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“Nasdaq”) listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. Under Nasdaq Rule 4200(a)(15), a director of Middlefield is independent if he or she –
•	is not employed by Middlefield now and was not employed by Middlefield during the last three years,

•	is not a family member of an individual who is or was during the last three years employed by Middlefield as an executive officer. The term family member includes a person’s spouse, parents, children, and siblings, whether by blood, marriage, or adoption, or anyone else residing in such person’s home,

•	has not accepted – and his or her family members have not accepted – any payments from Middlefield exceeding $60,000 during any period of 12 consecutive months within the 3 years preceding the determination of independence (other than compensation for board or board committee service, compensation paid to a family member who is a non-executive employee of Middlefield, benefits under a tax-qualified retirement plan, or non-discretionary compensation),

•	is not – and his or her family members are not – a partner in or a controlling shareholder or an executive officer of any organization to which Middlefield made or from which Middlefield received payments for property or services in the last three years exceeding 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater (other than payments arising solely from investments in Middlefield securities or payments under non-discretionary charitable contribution matching programs),

•	is not – and his or her family members are not – a current partner or employee of Middlefield’s outside auditor (S.R. Snodgrass, A.C.) or a former partner or employee of Middlefield’s outside auditor who worked on Middlefield’s audit during the last three years, and

•	is not – and his or her family members are not – employed as an executive officer of another entity on whose compensation committee any of Middlefield’s executive officers served during the past three years.
     Applying these standards, the board has determined that all of the current directors and director nominees were independent directors within the meaning of Nasdaq Rule 4200(a)(15) and the applicable rules and regulations of the SEC except for Messrs. Caldwell and Heslop. All directors serving on the corporate governance and nominating committee, audit committee, and compensation committee in 2006 were considered by the board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15) and the applicable rules and regulations of the SEC.
     Code of Ethics. Middlefield has adopted a Code of Ethics that is designed to promote the highest standards of ethical conduct by directors, executive officers, and employees. The Code of Ethics requires that directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Middlefield’s best interest. Under the terms of the Code of Ethics, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. In addition, Middlefield has adopted a Code of Ethics for Financial Professionals, which applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. Both the Code of Ethics and the Code of Ethics for Financial Professionals are available on Middlefield’s website at www.middlefieldbank.com.
     As a mechanism to encourage compliance with the Code of Ethics and Code of Ethics for Financial Professionals, Middlefield has established procedures to receive, retain, and address complaints received regarding accounting, internal accounting controls, or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.
     Shareholder communications. The board has provided the following process for shareholders to send communications to the board and/or individual directors. If the concern relates to Middlefield’s financial statements, accounting practices, or internal controls, the concern should be submitted in writing to the chairman of the audit committee in care of Mr. James R. Heslop, II, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the concern relates to Middlefield’s governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the chairman of the corporate governance and nominating committee in care of Mr. James R. Heslop, II, Secretary, at the same address as above. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of Mr. James R. Heslop, II, Secretary.
     Board committees. The standing committees of the board are the corporate governance and nominating committee, the compensation committee, and the audit committee.

Corporate Governance and
Nominating Committee	Compensation Committee	Audit Committee
Frances H. Frank*	Donald D. Hunter*	Richard T. Coyne*

Richard T. Coyne	Frances H. Frank	Thomas C. Halstead

Donald D. Hunter	James J. McCaskey	Carolyn J. Turk

Donald E. Villers

*	Committee Chairman
     Corporate Governance and Nominating Committee. The charter and guidelines of the corporate governance and nominating committee was adopted by the board in February 2004, and amended in February 2005. A current copy of the charter and guidelines are available on Middlefield’s website at www.middlefieldbank.com. A copy of the charter and guidelines are also available in print to shareholders upon request, addressed to Middlefield’s Secretary, Mr. James R. Heslop, II, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Members of the committee are appointed by the board. The committee was composed in 2006 of Directors Frank (chairman of the committee), Coyne, and Hunter. The corporate governance and nominating committee met six times in 2006.

     The corporate governance and nominating committee recommends to the board the slate of director nominees to be proposed by the board for election by the shareholders, any director nominees to be elected by the board to fill interim director vacancies, and the directors to be selected for membership on and chairmanship of the committees of the board. In addition, this committee addresses general corporate governance matters on behalf of the board and annually reviews with the board the requisite skills and criteria for new members. The committee also reviews the composition and function of the board as a whole.
     Several factors are considered by the committee when selecting individuals to be nominated for election to the board. A candidate must meet any qualification requirements set forth in any corporate governance documents such as the committee’s charter and/or guidelines. A candidate must also not have been subject to certain criminal or regulatory actions. The committee considers the following criteria in selecting nominees:
•	personal qualities and characteristics;

•	accomplishments, and reputation in the business community;

•	financial, regulatory, and business experience;

•	current knowledge and contacts in the communities in which Middlefield does business;

•	ability and willingness to commit adequate time to board and committee matters;

•	fit of the individual’s skills with those of other directors and potential directors in building a board that is effective and responsive to Middlefield’s needs;

•	independence; and

•	any other factors the board deems relevant, including diversity of viewpoints, background, experience, and other demographics.
     In addition, prior to nominating an existing director for re-election to the board, the committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.
     Middlefield’s corporate governance guidelines require a director to beneficially own at least 1,103 shares of Middlefield stock within three years of becoming a director. The share ownership requirement is adjusted for changes in outstanding shares resulting from a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure or shares of Middlefield. Middlefield’s corporate governance guidelines also establish a director retirement age. Upon reaching the age of 75, directors may serve on the board until their term ends, but directors may not stand for re-election after their 75th birthday.
     The committee will consider nominees for the board recommended by stockholders. A shareholder may submit a nomination for director by following the procedures specified in Article III, Section 4, of Middlefield’s regulations. Among other things, these procedures require that the shareholder deliver to Middlefield’s Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of Middlefield common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield’s proxy materials were mailed to shareholders for the previous year’s annual meeting, and no more than 120 days before that date. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

     To identify nominees, the committee relies on personal contacts as well as its knowledge of members of the local communities. The committee also considers director candidates recommended by stockholders in accordance with the policies and procedures set forth above. The committee determines whether a candidate is eligible and qualified for service on the board by evaluating the candidate under the selection criteria set forth above. Middlefield has not previously used an independent search firm to identify nominees. Directors of the bank are elected and nominated solely by Middlefield’s and the Bank’s board.
     Compensation committee. The compensation committee establishes the compensation of senior executive officers. Middlefield approved a compensation committee charter in April of 2004 to help establish compensation policies that will enable Middlefield to attract, motivate, and retain high quality leadership. In 2006, the members of Middlefield’s compensation committee and the Bank’s compensation committee were Directors Hunter (chair of the committee), Frank, McCaskey, and Villers. Middlefield’s compensation committee met twice in 2006.
     Audit committee. The audit committee appoints Middlefield’s independent public auditor, reviews and approves the audit plan and fee estimate of the independent public auditor, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, supervises the internal auditor, and reviews and approves the annual financial statements. The audit committee has the authority to engage separate legal counsel and other advisors, as necessary, to execute its duties. The audit committee members in 2006 were Directors Coyne (chair of the committee), Halstead, and Turk. The audit committee met four times in 2006.
     Middlefield’s board adopted a written charter for the audit committee in August 2001. The charter is reviewed on an annual basis, and was revised in November 2006. A current copy of the audit committee is available on Middlefield’s website at www.middlefieldbank.com.
     Audit committee independence. Middlefield believes that none of the directors who serve on the audit committee have a relationship with Middlefield or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. The board, in its business judgment, has determined that all members of the audit committee meet the current independence requirements of the Nasdaq Stock Market and applicable rules and regulations of the Securities and Exchange Commission, and that Mr. Coyne and Ms. Turk satisfy the requirements for an “audit committee financial expert” promulgated by the SEC.
     Audit Committee Report. The audit committee has submitted the following report for inclusion in this proxy statement —
     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006, and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., Middlefield’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with S.R. Snodgrass, A.C. the independent auditors’ independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in Middlefield’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.
     Submitted by the Audit Committee
     Richard T. Coyne      Thomas C. Halstead      Carolyn J. Turk, CPA
     Board and Committee Meetings. Middlefield’s board held 12 meetings in 2006. The individuals who served in 2006 as directors of Middlefield attended at least 75% of (i) the total number of board meetings and (ii) the total number of meetings held by all committees on which he or she served.
     The board encourages directors to attend the Annual Meeting of Shareholders. All directors who served in 2006 attended the 2006 annual meeting.

DIRECTOR COMPENSATION
     The following table shows the compensation of directors for their service in 2006, other than Directors Caldwell and Heslop. The director compensation information to follow represents compensation for the full year, through December 31, 2006. The majority of the director compensation is paid by the Bank for directors’ service on the Bank’s board and the Bank’s board committees, but compensation shown in the table is aggregate compensation paid for directors’ service both to Middlefield and the Bank. Information about compensation paid to and earned by Directors Caldwell and Heslop is included elsewhere in this proxy statement.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards(1)	Option Awards(1)	Compensation	Earnings(2)	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Richard T. Coyne	20,950	0	0	n/a	7,950	0	28,900

Frances H. Frank	22,200	0	0	n/a	6,000	0	28,200

Thomas C. Halstead	18,950	0	0	n/a	8,400	0	27,350

Donald D. Hunter	23,650	0	0	n/a	10,800	0	34,450

James J. McCaskey	20,050	0	0	n/a	0	0	20,050

Carolyn J. Turk	20,100	0	0	n/a	0	0	20,100

Donald E. Villers	21,250	0	0	n/a	7,200	0	28,450

(1)	no options were granted to directors in 2006 and, because all options previously granted to directors were fully vested and exercisable on January 1, 2006, no compensation expense was recognized in 2006 for directors’ unexercised stock options.

(2)	represents the addition in 2006 to the liability accrual balance established by the Bank to account for the Bank’s obligation to pay retirement benefits under director retirement agreements entered into with all nonemployee directors other than Directors McCaskey and Turk.
     Director fees and stock options. Directors received compensation of $200 for each meeting attended in 2006. The Chairman of the Board received additional annual compensation of $2,400. The 1999 Stock Option Plan provides for a one-time automatic grant of options to any nonemployee director elected or appointed after the adoption of the 1999 Stock Option Plan but during the term of the plan. Unexercised stock options held by non-employee directors and the option exercise prices are as follows –

		Number of Shares Acquirable by	Exercise Price Per Share
		Unexercised Stock Option (Adjusted for	(Adjusted for Stock
Name	Option Grant Date	Stock Dividends and Stock Split)	Dividends and Stock Split)
Frances H. Frank	06/14/1999	1,274	$24.88
	12/11/2000	495	$18.80
	12/9/2002	242	$23.45

Thomas C. Halstead	06/14/1999	1,274	$24.88
	12/9/2002	242	$23.45

Donald D. Hunter	06/14/1999	1,274	$24.88

		Number of Shares Acquirable by	Exercise Price Per Share
		Unexercised Stock Option (Adjusted for	(Adjusted for Stock
Name	Option Grant Date	Stock Dividends and Stock Split)	Dividends and Stock Split)
	12/11/2000	495	$18.80
	12/9/2002	242	$23.45

James J. McCaskey	05/12/2004	864	$28.72

Donald E. Villers	06/14/1999	1,012	$24.88
Directors Coyne and Turk have exercised all options granted to them. All options granted to directors become vested and exercisable on the first anniversary of the grant date and expire ten years after the grant date.
     Directors are also entitled to life insurance benefits under the Bank’s group-term life insurance program, potentially entitled to benefits ranging from $10,000 to $30,000 if the director dies while in service to the Bank, payable to the director’s designated beneficiary.
     Director retirement agreements. The Bank entered into director retirement agreements with each nonemployee director in 2001, other than Directors McCaskey and Turk. The agreements are intended to encourage existing directors to remain directors of the Bank, assuring the Bank that it will have the benefit of the directors’ experience and guidance in the years ahead. Middlefield and the Bank believe it is necessary and appropriate to reward director service with a competitive compensation package, including board fees and post-retirement benefits.
     The agreements provide directors with a retirement benefit that Middlefield considers modest. For retirement on or after the normal retirement age estimated for each director, ranging from ages 75 to 78, the director retirement agreements provide for an annual benefit for ten years in an amount equal to 25% of the final average annual fees earned by the director in the three years before retirement. However, no benefits are payable unless the director has served as a director for at least five years, including years of service before the director retirement agreements were entered into. If a director terminates service before his or her estimated normal retirement age for reasons other than death or disability, he or she will receive over a ten-year period a payment based upon the retirement-liability balance accrued by the Bank at the end of the year before the year in which the director’s service terminated. However, no benefits are payable in the case of early termination unless the director is at least 55 years of age and has served as a director for at least five years, including years of service before the director retirement agreements were entered into. If a director becomes disabled before his or her estimated normal retirement age, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which disability occurred. If a change in control occurs and a director’s service terminates within 12 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which termination occurred. For this purpose, the term “change in control” means –
•	a merger in which Middlefield’s shareholders end up with less than 50% of the resulting company’s voting stock, or

•	a beneficial ownership report is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 15% or more of Middlefield’s voting securities, or

•	during any period of two consecutive years, individuals who constitute Middlefield’s board at the beginning of the two-year period cease for any reason to constitute a majority of the board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period, or

•	Middlefield sells substantially all of its assets to a third party, including sale of the Bank.
     No benefits are payable under the director retirement agreements to a director’s beneficiaries after the director’s death. The director retirement agreements of Directors Frank, Halstead, Hunter, and Villers provide that the Bank shall also obtain and maintain health insurance coverage for the lifetime of those directors and their spouses if the coverage can be obtained on commercially reasonable terms. A director forfeits all benefits under the director retirement agreement if he or she is not nominated for re-election because of the director’s neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the director is removed by order of the FDIC.
     Because Middlefield’s mandatory retirement policy provides that directors may not stand for re-election after attaining age 75, Director Hunter will not stand for re-election when his term expires at the 2007 annual meeting. The annual retirement benefit under his Director Retirement Agreement is expected to be $4,383, payable for ten years, in addition to lifetime health care coverage.
     Director indemnification. At the 2001 annual meeting, the shareholders approved the form and use of indemnification agreements for directors. Middlefield entered into indemnification agreements with each director that allow directors to select the most favorable indemnification rights provided under (1) Middlefield’s Second Amended and Restated Articles of Incorporation or Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as Middlefield’s director, officer, employee, agent or when serving as Middlefield’s representative with respect to another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.
     Compensation committee interlocks and insider participation. None of the members of the compensation committee has served as an officer or employee of Middlefield or the Bank. Director Frank is Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield. Mrs. Frank’s spouse is the principal executive officer of The Frank Agency, Inc. The Bank has from time to time purchased insurance through The Frank Agency, Inc., including directors and officers liability insurance, blanket bond coverage, and pension and welfare benefits insurance. The Frank Agency, Inc. receives commissions and fees for its service as insurance agent for these purchases. The Bank also pays fees for miscellaneous benefit plan-related administrative services provided by The Frank Agency, Inc. Fees and premiums for insurance purchased through The Frank Agency, Inc. did not exceed $120,000 in any of the years 2004, 2005, or 2006.
The Board of Directors recommends a vote “FOR” election of Messrs. Caldwell and Skidmore and Ms. Turk to serve as directors until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified
     Executive officers. Executive officers who do not also serve as directors are —

Name	Age	Principal Occupation in the Last 5 Years

Jay P. Giles	57	Mr. Giles is Senior Vice President/Senior Loan Officer. He joined the Bank in September 1998, having previously served as Vice President and Senior Commercial Lender at Huntington National Bank in Burton, Ohio, since 1985

Teresa M. Hetrick	43	Ms. Hetrick is Senior Vice President — Operations/Administration. Ms. Hetrick served as Vice President and Secretary of First County Bank in Chardon, Ohio, before joining the Bank in December 1996

Jack L. Lester	61	Mr. Lester is Vice President — Compliance and Security Officer. He joined the Bank in August 1990 as a loan officer and has served in his current position since 1991

Name	Age	Principal Occupation in the Last 5 Years

Donald L. Stacy	53	Mr. Stacy joined the Bank in August 1999 and serves as its Senior Vice President and Chief Financial Officer. On October 30, 2000, he was appointed as the Treasurer and Chief Financial Officer of Middlefield. He previously served for 20 years with Security Dollar Bank and Security Financial Corp. in Niles, Ohio, where he was Senior Vice President and Treasurer

Alfred F. Thompson, Jr	47	Mr. Thompson is the bank’s Vice President/Loan Administration. Mr. Thompson has been with the Bank since March 1996. He was promoted from loan officer to Assistant Vice President in 1997, and promoted again to his current position in 1998. Before joining the Bank, Mr. Thompson served as Loan Officer in the Small Business Group of National City Bank, Northeast
     Compensation discussion and analysis. Middlefield’s executive compensation program is administered by the board’s compensation committee, consisting entirely of independent directors. The committee’s decisions are reported to the full board but they are not final unless approved by a majority of independent directors. The members of the committee are Directors Frank, Hunter, McCaskey, and Villers. The compensation program is designed to enable Middlefield to attract, motivate, and retain quality executive officers with a competitive and comprehensive compensation package. In the design and administration of the executive compensation program, Middlefield’s objectives are to –
•	link executive compensation rewards to increases in shareholder value, as measured by positive long-term operating results and a continued strengthening of Middlefield’s financial condition,

•	provide financial incentives for executive officers to ensure that Middlefield achieves its long-term operating results and strategic objectives,

•	correlate as closely as possible executive officers’ receipt of compensation with attainment of specific performance objectives,

•	maintain a competitive mix of total executive compensation benefits, with particular emphasis on awards related to increases in long-term shareholder value, and

•	facilitate stock ownership through the granting of stock options.
     The compensation committee establishes the base salary of each executive officer as well as the executives’ award levels under the annual incentive plan. The committee is also responsible for administration of the stock option plan and other executive benefits and plans, including the Executive Deferred Compensation Agreements entered into by the Bank with Messrs. Caldwell, Heslop, and Stacy at the end of 2006. The committee’s decisions about compensation for named executive officers’ performance takes into account the views of Middlefield’s Chief Executive Officer. But for its review of the Chief Executive Officer’s compensation the committee reviews reports submitted by each director. The committee also takes into account the compensation policies and practices of other public companies, as well as published financial industry salary surveys, particularly the survey published by the Ohio Bankers’ League. Although the committee has not established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys that share one or more common traits with Middlefield, such as asset size, geographic location, and financial returns on assets and equity, are given more consideration. Since 2003 the compensation committee has also sought recommendations regarding Middlefield’s executive compensation program from Meyer-Chatfield, Corp., a compensation consulting firm.
     The executive compensation program consists of four primary components: (1) base salary, (2) cash incentive compensation under the Bank’s Annual Incentive Plan, (3) benefits such as life insurance, stock option and restricted stock grants, nonqualified deferred compensation arrangements, and severance agreements, and (4) benefits that are generally available to all employees, such as matching contributions under the Bank’s 401(k) retirement plan and life insurance benefits under the Bank’s group-term life insurance plan. Middlefield does not employ formulas to determine the relationship of one element of compensation to another nor does it determine the amount of one form of compensation based on the amount of another form. For example, the number of stock options granted to an executive is not necessarily influenced by change-in-control benefits payable to the executive under a severance agreement. However, the compensation committee is able to take into account any factors it considers appropriate when the committee determines the amount of an executive’s salary, incentive compensation, option awards, or other benefits. The committee’s decisions are not ad hoc but they also are not constrained by rigid decision-making procedures or specific formulas or criteria, except in the case of compensation under plans that specify particular formulas or criteria, such as the Bank’s Annual Incentive Plan.
     Salary. Determined annually by the committee, an executive’s base salary is a product of the committee’s assessment of Middlefield’s financial performance and the executive’s performance, but the various elements of financial and management performance are not weighted or assigned specific values. For executives other than the Chief Executive Officer the committee’s assessment of the executive’s performance is based in large part on the Chief Executive’s written evaluation of the executive’s performance, which evaluation includes an assessment of the executive’s achievement of qualitative and quantitative personal and corporate goals. The committee’s decision about an executive’s salary also takes into account salary surveys for executives with comparable experience and responsibilities. To ensure that compensation remains competitive, the committee generally seeks to maintain executives’ base salary in the 50th percentile of a peer group consisting of other similarly situated financial institutions with total assets between $200 and $500 million. Meyer-Chatfield is also asked to provide information about financial services industry compensation trends. As disclosed in Middlefield’s Form 8-K Current Report filed with the SEC on December 12, 2006, the salaries payable in 2007 to the executives identified in the Summary Compensation Table are $216,000 to Mr. Caldwell, $175,000 for Mr. Heslop, $117,500 for Mr. Stacy, and $108,500 for Mr. Giles.
     Short-term cash incentive bonuses. Incentive compensation includes cash bonuses payable under the Bank’s Annual Incentive Plan and awards of stock options and restricted stock under Middlefield’s 1999 Stock Option Plan. Established by the Bank in 2003 but terminable by the board at any time, all employees are eligible to participate in the Annual Incentive Plan. Annual incentive payments under the plan for a particular year are based on objective financial performance criteria established before the beginning of the year. Currently, the performance measure having to do with the Bank’s financial performance is the Bank’s return on average equity, or ROAE. In future years other Bank financial performance could be taken into account, such as return on average assets (ROAA), loan growth, deposit growth, efficiency ratio, and net interest margin. The committee also considers objective individual performance goals. An employee’s potential cash incentive payment under the Annual Incentive Plan depends upon two factors: (x) the employee’s position with the Bank, which establishes a maximum cash incentive award as a percent of base salary and (y) the extent to which the performance targets, including ROAE and individual performance targets, are achieved.
     Options and restricted stock. Stock options granted under Middlefield’s 1999 Stock Option Plan are an important element of incentive compensation as well. Middlefield believes that stock options encourage key employees to remain with Middlefield, creating a long-term interest in Middlefield’s overall performance. That is, the benefit of a stock option award is realized if the price of Middlefield’s common stock appreciates, but the potential benefit is lost if the price is less than the option exercise price when the option expires unexercised. Options generally expire after ten years or, if sooner, within three months after an officer or employee’s termination. The 1999 Stock Option Plan provides for the grant of options to acquire common stock. The plan also allows for the grant of stock appreciation rights, restricted stock, and performance unit awards, but the only grants made have been stock options and restricted stock. Options granted under the plan can be either incentive stock options or non-qualified stock options. Qualified stock options - more commonly known as incentive stock options or ISOs – may be granted to officers and employees, and non-qualified stock options may be granted to directors, officers, and employees. An ISO is an option that satisfies the terms of Section 422 of the Internal Revenue Code of 1986. All other options granted under the stock option plan are non-qualified options, also known as NQSOs.
     All options granted to officers and employees under the plan to date are ISOs, and all options granted to non-employee directors are NQSOs. The committee’s decisions about executives’ option awards do not employ specific formula but take into consideration the criteria used in the Bank’s Annual Incentive Plan, including individual performance. The exercise price of ISOs must be no less than the fair market value of the shares on the date of grant (or 110% of fair market value in the case of any ISO grant to a holder of more than 10% of Middlefield’s common stock), and the exercise price of NQSOs must be no less than book value at the end of the most recent fiscal year. No individual may be granted options to acquire more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. Similarly, all non-employee directors as a group may be granted options to acquire no more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. Options to acquire no more than 10% of the total shares acquirable under the plan may be granted in any one year. The stock option plan has a ten-year term. Options granted under the plan are not transferable except by will or the laws of descent and distribution and are exercisable during the option grantee’s lifetime by the option grantee only. Exercisable options not exercised within three months after termination of the option holder’s service expire, except in the case of the option holder’s death, in which case they expire after one year. If the option holder’s service is terminated for cause, all of his options expire immediately. However, unexercisable options become fully exercisable if a tender offer for Middlefield common stock occurs or if Middlefield’s shareholders approve an agreement whereby Middlefield ceases to be an independent, publicly owned company or whereby Middlefield agrees to sale of substantially all of its assets. If a merger occurs and Middlefield is not the surviving entity, option holders have the right to receive in exchange for the value of their options the cash or other consideration paid in the merger.
     The committee has also authorized restricted stock awards under the 1999 Stock Option Plan. Restricted stock is subject to such restrictions as the committee may impose, including limitations on voting, limitations on dividend rights, and vesting limitations. A one-year vesting limitation is the only limitation the committee has imposed on restricted awards made to executives. Once a restricted stock award becomes vested after one year, the holder becomes the outright owner of the stock, with no risk that the stock will be forfeited. Although the committee has in the past awarded stock options that are fully vested on the grant date, most stock options granted by the committee likewise become vested and exercisable after one year.
     In December of 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised), Share Based Payment (Statement 123 (R)). Statement 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments (e.g., stock options).
     Executive deferred compensation agreements. On December 28, 2006, the Bank entered into Executive Deferred Compensation Agreements with Messrs. Thomas G. Caldwell, James R. Heslop II, and Donald L. Stacy. The agreements are intended to provide supplemental retirement income benefits. The arrangement is noncontributory, meaning contributions can be made solely by the Bank. For each year the executive remains employed with the Bank until attaining age 65, the Bank will credit each executive with a contribution equal to 5% of the executive’s base annual salary. Contributions exceeding 5% of salary are conditional on achievement of performance goals: (i) Bank net income for the plan year and (ii) the Bank’s peer ranking for the plan year, as reported by Ryan Beck & Co. Ryan Beck & Co. ranks publicly traded commercial banks headquartered in Ohio based on seven factors: (1) earnings per share growth, (2) return on equity, (3) return on assets, (4) efficiency ratio, (5) net charge-offs as a percentage of average loans, (6) loan growth, and (7) deposit growth. Each of the two performance goals can account for a Bank contribution of up to 7.5% of the executive’s base annual salary. The net income goal for each year will be established by the compensation committee no later than March 31 of that year. Committee’s decisions are reported to the full board but the decisions are not final unless approved by a majority of Middlefield’s independent directors.
     DBO agreements. Executives are also entitled to designate the recipient of death benefits payable under Executive Survivor Income Agreements with the Bank, also known as death-benefit-only or DBO agreements. The agreements promise a specific cash benefit payable by the Bank to an executive’s designated beneficiary at the executive’s death, provided the executive dies before attaining age 85. The benefit would be paid to the executive’s beneficiary if the executive dies in active service to the Bank, but it also would be payable after the executive’s termination of service if the executive terminated (i) because of disability, or (ii) within 12 months after a change in control of Middlefield, or (iii) after having attained age 55 with at least ten years of service to the Bank or after having attained age 65.
     The total death benefit payable to Mr. Caldwell’s beneficiaries if he dies in active service to the Bank is $471,741, the benefit payable to Mr. Giles’ beneficiaries is $262,861, the benefit payable to Mr. Heslop’s beneficiaries is $368,970, and the benefit payable to Mr. Stacy’s beneficiaries is $222,619. For death after terminating active service with the Bank, the death benefit for Mr. Caldwell’s beneficiaries is $471,741, $131,430 for Mr. Giles’ beneficiaries, $368,970 for Mr. Heslop’s beneficiaries, and $111,309 for Mr. Stacy’s beneficiaries. To assure itself of funds sufficient to pay the promised death benefits, the Bank purchased insurance on the executives’ lives with a single premium payment. The Bank owns the policies and is the sole beneficiary. Of the total premium paid for the insurance on the various executives’ lives, $495,873 is attributable to insurance purchased on the life of Mr. Caldwell, $502,412 is attributable to insurance purchased on the life of Mr. Giles, $447,351 is attributable to insurance on the life of Mr. Heslop, and $333,890 is attributable to insurance purchased on the life of Mr. Stacy. The premium amounts are not reflected in the Summary Compensation Table. The Bank expects that the policies’ death benefits will be sufficient to allow the Bank to pay all benefits promised under the DBO agreements.
     Change-in-control severance agreements. As Middlefield disclosed in its Form 8-K Current Report filed with the SEC on July 12, 2006, Middlefield entered into severance agreements on July 11, 2006, with seven executives, including Messrs. Caldwell, Heslop, Giles, and Stacy and three other executives. The agreements promise to each executive a lump-sum payment calculated as a multiple of the executive’s salary and the executive’s cash bonus and cash incentive compensation. In the case of executives other than Messrs. Caldwell and Heslop the lump-sum severance benefit is payable immediately after their employment termination occurring within 24 months after a change in control, but only if employment termination occurs (i) involuntarily but without cause or (ii) voluntarily because of an adverse change in their employment circumstances, such as a demotion and compensation reduction or relocation to an office more than 15 miles distant from their previous office location. Rather than being contingent on employment termination after a change in control, the lump-sum benefit of Messrs. Caldwell and Heslop is payable immediately after a change in control occurs. If the benefit were instead contingent on their employment termination, the benefit would have to be delayed for six months after employment termination because of Internal Revenue Code Section 409A. Added to the Internal Revenue Code at the end of 2004, Section 409A imposes a six-month delay on benefits payable to highly compensated employees after their employment termination, but immediate payment is allowed in the case of benefits payable for reasons such as disability or the occurrence of a change in control. Middlefield believes that if a change in control occurs it is highly likely that the employment of Messrs. Caldwell and Heslop actually would terminate, and for that reason Middlefield believes that payment of the benefit to them merely because a change in control occurs is as a practical matter essentially equivalent to a payment that is contingent on employment termination, but without the six-month delay imposed by Section 409A.
     The multiple of compensation payable under the severance agreements is 2.5 times in the case of Mr. Caldwell and Mr. Heslop and 2.0 times compensation for all other executives. The agreements also promise continued life, health, and disability insurance coverage for 24 months after employment termination and legal fee reimbursement of up to $500,000 if the severance agreements are challenged after a change in control. Benefits are not payable under the agreements of executives other than Messrs. Caldwell and Heslop if the executives are terminated for cause, but the agreements provide that termination for cause will be deemed to have occurred if and only if at least 75% of the board votes in favor of termination for cause. The agreements grant to the executives the right to challenge the board’s decision at the board meeting.
     Other elements of executive compensation. Neither Middlefield nor the Bank maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. But the Bank maintains a Section 401(k) employee savings and investment plan for substantially all employees and officers of the Bank who have more than one year of service. The Bank’s contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after 6 years, vesting in 20% annual increments beginning with the second year. Bank employees also have life insurance benefits under a group term life insurance program, paying benefits to an employee’s beneficiary if the employee dies while employed by the Bank, up to the lesser of (i) twice the employee’s annual salary at the time of death or (ii) $140,000.
     Internal Revenue Code limits. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code Section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to Section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, Middlefield does not expect that compensation will be affected by the qualifying compensation regulations. The compensation committee and Middlefield’s board intend to maintain executive compensation within the Section 162(m) deductibility limits, but could permit compensation exceeding the Section 162(m) limits in the future.

SUMMARY COMPENSATION TABLE
     The executive compensation information to follow represents compensation for the full year, through December 31, 2006. The majority of the compensation is paid by the Bank, but compensation shown in the table is aggregate compensation paid both by Middlefield and the Bank.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary(1)	Bonus	Awards(2)	Awards(2)	Compensation(3)	Earnings	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Thomas G. Caldwell	2006	226,300	0	0	0	41,200	0	10,300	277,800
President and Chief Executive Officer

James R. Heslop II Executive	2006	173,903	0	0	0	23,250	0	7,750	204,903
Vice President and Chief Operating Officer

Jay P. Giles	2006	105,520	0	0	0	10,552	0	0	116,072
Senior Vice President/Senior Loan Officer

Donald L Stacy	2006	110,630	0	0	0	11,063	0	5,532	127,225
Chief Financial Officer and Treasurer

(1)	includes salary deferred at the election of the executive under the Bank’s 401(k) retirement plan. Also includes fees for service as a director of Middlefield and the Bank. Mr. Caldwell’s director fees in 2006 were $19,200. Mr. Heslop’s director fees were $18,900.

(2)	no compensation expense was recognized in 2006 for the December 11, 2006 grant to each of the named executives of options to acquire 500 shares.

(3)	represents cash incentive payments to be made in February 2007 under the Bank’s Annual Incentive Plan, based on the Bank’s financial performance and the executives’ performance in 2006. These payments represented 20% of Mr. Caldwell’s $206,000 2006 salary, 15% of Mr. Heslop’s $155,000 2006 salary, 10% of Mr. Giles’ 2006 salary, and 10% of Mr. Stacy’s 2006 salary. In other words, the executives’ performance and the Bank’s financial performance (ROAE) for 2006 achieved but did not exceed the targets under the Annual Incentive Plan. Cash incentive payments made under the Annual Incentive Plan at the beginning of 2006 for performance during 2005 are not included in the Summary Compensation Table or in any other compensation tables to follow. In February 2006 the following cash incentive payments were made to the named executive officers under the Annual Incentive Plan for performance during 2005: Mr. Caldwell $55,500 (30% of 2005 salary), Mr. Heslop $28,100 (20% of 2005 salary), Mr. Giles $10,920 (10.50% of 2005 salary), and Mr. Stacy $10,763 (10.50% of 2005 salary). The executives’ performance and the Bank’s financial performance (ROAE) for 2005 exceeded the targets under the Annual Incentive Plan.

(4)	Perquisites and other personal benefits provided to each of the named executive officers in 2006 were less than $10,000. The figures in the “all other compensation” column represent the minimum contribution of 5% of annual base salary by the Bank for each executive under the Executive Deferred Compensation Agreements. No interest was credited for the contribution in 2006. Mr. Giles has not entered into an Executive Deferred Compensation Agreement. For additional information about the Executive Deferred Compensation Agreements, please see the table immediately following captioned “Grants of Plan-Based Awards in 2006” and the “Nonqualified Deferred Compensation” table and accompanying text. The value of insurance on the lives of the named executive officers is not reflected in the Summary Compensation Table because the executives have no interest in the policies. However, the executives are entitled to designate the beneficiary of death benefits payable by the Bank under the DBO agreements. The value of group-term life insurance coverage provided for all employees is not reflected in the Summary Compensation Table because the group-term life insurance plan does not discriminate in scope, terms, or operation in favor of the named executive officers and is generally available to all salaried employees of the Bank. See the “DBO agreements” and “Other elements of executive compensation” subheadings in the “Compensation – Compensation discussion and analysis” discussion above.
GRANTS OF PLAN-BASED AWARDS IN 2006
     The following table shows the potential cash incentive awards under the Bank’s Annual Incentive Plan for performance during 2007 for the executives identified in the Summary Compensation Table, along with the terms of stock options awarded to them in 2006 under Middlefield’s 1999 Stock Option Plan and potential future payouts under the Executive Deferred Compensation Agreements entered into at the end of 2006 with Messrs. Caldwell, Heslop, and Stacy.

									All Other	All Other
									Stock Award:	Option Award:		Grant
									Number of	Number of	Exercise or	Date
			Estimated Future Payouts under			Estimated Future Payouts under			Shares of	Securities	Base Price	Fair Value
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			Stock or	Underlying	of Option	of Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Thomas G. Caldwell	12/11/2006					500	500	500			42.25	3,557
	12/12/2006	(2)	21,600		64,800
	12/28/2006	(3)	42,110	43,200	126,330

James R. Heslop, II	12/11/2006					500	500	500			42.25	3,557
	12/11/2006	(2)	17,500		35,000
	12/28/2006	(3)	23,469	26,250	70,406

Jay P. Giles	12/11/2006					500	500	500			42.25	3,557
	12/12/2006	(2)	8,138	10,850	13,563

Donald L. Stacy	12/11/2006					500	500	500			42.25	3,557
	12/11/2006	(2)	8,813		14,688
	12/28/2006	(3)	15,757	11,750	42,273

(1)	stock option grants under Middlefield’s 1999 Stock Option Plan. No compensation expense was recognized in 2006 for options granted to or held by the named executive officers. All options granted to executive officers become fully vested and exercisable one year after the grant date.

(2)	potential cash incentive payments authorized under the Bank’s Annual Incentive Plan based on the Bank’s and the executives’ performance in 2007. If earned, the cash incentive payments will be made in early 2008.

(3)	represents the future value at age 65 of contributions for 2007 by the Bank to the accounts of Messrs. Caldwell, Heslop, and Stacy under the Executive Deferred Compensation Agreements, payable in 180 substantially equal monthly installments when the executives attain age 65. The annual minimum contribution is 5% of each executive’s base annual salary (threshold). The maximum contribution is 15% of base annual salary. Future value is calculated on the assumption that each executive’s account balance earns interest until age 65 at 8.25%, the Wall Street Journal prime rate on January 17, 2007. See the table below captioned “Nonqualified Deferred Compensation” and the text accompanying that table for more information about the Executive Deferred Compensation Agreements.
     Cash incentive payments under the Annual Incentive Plan depend upon two factors: (i) the employee’s position with the Bank, which establishes a maximum cash incentive award as a percent of base salary and (ii) the extent to which the performance targets – including ROAE (return on average equity) and individual performance targets – are achieved. If minimum performance thresholds are achieved in 2007, Mr. Caldwell and Mr. Heslop will receive a cash incentive payment equal to 10% of their 2007 base salary. Mr. Giles and Mr. Stacy would receive a cash incentive payment equal to 7.5% of their 2007 salary. If targeted performance is achieved, the cash incentive payment will be 20% of Mr. Caldwell’s 2007 salary, 15% of Mr. Heslop’s, and 10% of Mr. Giles’ and Mr. Stacy’s. salary Lastly, if the performance targets are exceeded by more than 10%, the cash incentive payment will be 30% of Mr. Caldwell’s 2007 salary, 20% of Mr. Heslop’s, and 12.5% of Mr. Giles’ and Mr. Stacy’s salary. If Middlefield’s ROAE for 2007 is consistent with the trend in ROAE growth over the period 2002 through 2006 (see “Selected Financial Data”), it is likely that the cash incentive payments to these executives for 2007 performance would be at the maximum percent-of-salary range, assuming the executives also satisfy their individual performance goals.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006
     The table to follow shows the number of shares acquirable, exercise prices, and expiration dates of all unexercised stock options held by the executives identified in the Summary Compensation Table. None of the executives holds unvested restricted stock or other stock awards. None of the executives exercised stock options in 2006 and no stock awards to the executives were made or became vested in 2006.

	Option Awards(1)					Stock Awards(1)
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Thomas G. Caldwell	1,274			24.29	11/23/2009
	3,188			18.80	12/11/2010
	1,821			23.45	12/9/2012
	3,645			25.50	12/8/2013
	2,205			31.97	12/13/2014
	1,575			38.57	12/6/2015
		500		42.25	12/11/2016		n/a

James R. Heslop II	636			24.29	11/23/2009
	2,730			18.80	12/11/2010
	1,821			23.45	12/9/2012
	3,645			25.50	12/8/2013
	2,205			31.97	12/13/2014
	1,575			38.57	12/6/2015
		500		42.25	12/11/2016		n/a

Jay P. Giles	636			18.80	12/11/2010
	1,214			23.45	12/9/2012
	2,430			25.50	12/8/2013
	1,102			31.97	12/13/2014
	525			38.57	12/6/2015
		500		42.25	12/11/2016		n/a

Donald L. Stacy	636			18.80	12/11/2010
	1,214			23.45	12/9/2012
	2,430			25.50	12/8/2013
	1,653			31.97	12/13/2014
	1,050			38.57	12/6/2015
		500		42.25	12/11/2016		n/a

(1)	adjusted for stock dividends

NONQUALIFIED DEFERRED COMPENSATION
     On December 28, 2006, the Bank entered into Executive Deferred Compensation Agreements with Messrs. Thomas G. Caldwell, James R. Heslop II, and Donald L. Stacy. The following table shows contributions by or on behalf of the executives named in the Summary Compensation Table under the Executive Deferred Compensation Agreements. There were no withdrawals by or distributions to the executives in 2006 and there were no earnings credited to their accounts for 2006.

				Aggregate
	Executive Contributions	Registrant	Aggregate Earnings	Withdrawals /	Aggregate Balance at
	in 2006	Contributions in 2006*	in 2006	Distributions	Last Fiscal Year-End
Name	($)	($)	($)	($)	($)
Thomas G. Caldwell	n/a	10,300	0	0	10,300

James R. Heslop, II	n/a	7,750	0	0	7,750

Jay P. Giles	n/a	n/a	n/a	n/a	n/a

Donald L. Stacy	n/a	5,532	0	0	5,532

*	these amounts are also included in the “all other compensation” column of the Summary Compensation Table for 2006
     The minimum contribution by the Bank each year is 5% of the executive’s base annual salary. The contribution made by the Bank for 2006 was 5% of each executive’s base annual salary. The additional potential contribution – up to a maximum of 15% of salary – will apply in later years only. The Bank’s net income goal for 2007 is $3,902,000.

performance goal #1 bank net income	annual contribution exceeding 2.5% of base annual salary
minimum 2.5% of base annual salary

101% of net income goal	additional 1.0% of base annual salary

102% of net income goal	additional 1.0% of base annual salary

103% of net income goal	additional 1.0% of base annual salary

104% of net income goal	additional 1.0% of base annual salary

105% of net income goal	additional 1.0% of base annual salary, up to a maximum of 7.5% of base annual salary performance goal #2 overall bank peer rank
Ohio-headquartered commercial banks as
reported by Ryan Beck & Co. *	annual contribution exceeding 2.5% of base annual salary
Minimum of 2.5% of base annual salary

Top 40%	Additional 1% of base annual salary

Top 30%	Additional 1% of base annual salary

Top 20%	Additional 1% of base annual salary

Top 10%	Additional 1% of base annual salary

#1 Rank	Additional 1% of base annual salary, up to a maximum of 7.5% of base annual salary
     The maximum annual contribution for achievement of performance goal #1 is 7.5% of the executive’s base annual salary. Likewise, the maximum annual contribution for achievement of performance goal #2 is also 7.5% of base annual salary. In other words, the Bank’s maximum potential contribution on an executive’s behalf is 15% of his base annual salary. But in its discretion the board of directors may increase or decrease the amount of the annual contribution. The annual contribution amount cannot be changed more frequently than annually, however.

     Contributions and interest on contributions are accounted for by a so-called deferral account for each executive, but the deferral account is merely an accounting device and does not represent a trust fund or other dedicated fund set aside for an executive’s benefit. The Bank will make annual interest-crediting contributions to the executives’ deferral accounts. One interest-crediting rate – the prime rate reported in the Wall Street Journal – applies during the deferral period (while the executive is employed by the Bank) and another rate – the yield on a 20-year corporate bond rated Aa, rounded to the nearest quarter percent, as reported by Moody’s – applies during all other periods (including the period after age 65 when distributions commence and, if earlier than age 65, the period after employment termination). On the date this prospectus/proxy statement was completed, the Wall Street Journal prime rate was 8.25%. No interest was credited for the contribution in 2006.
     When the executive attains age 65 his account balance will be paid by the Bank over 180 months. But if a change in control occurs the account balance will be paid in a single lump sum within three days after the change in control. The account balance also will be paid in a single lump sum to the executive’s beneficiary within 90 days after the executive’s death, whether the executive dies in service to the Bank or after terminating service. The Bank will pay the executives’ benefits from the Bank’s general assets. Finally, the Bank has promised in the Executive Deferred Compensation Agreements to reimburse up to $500,000 of each executive’s legal expenses if his agreement is challenged after a change in control.
ILLUSTRATION OF HYPOTHETICAL CHANGE-IN-CONTROL BENEFITS
     The following table illustrates estimated change-in-control benefits potentially payable to the executive officers identified in the Summary Compensation Table. This illustration is based on a hypothetical change in control of Middlefield occurring on December 31, 2006, and the assumption that each executive’s employment terminates on that date. The purpose of this table is to provide a means to estimate the value of the executives’ contract rights – summarized elsewhere in this proxy statement – that arise or that are enhanced because of a change in control. For example, the table does not take account of the premium price likely payable by an acquiror for the stock held by Middlefield’s stockholders, including the substantial number of shares of Middlefield common stock held by the named executive officers. Like other stockholders, the named executive officers would profit from sale of their shares to an acquiror at a premium. But that is a potential benefit shared equally by all stockholders. Therefore, the potential value of that premium is not taken into account in the table. For the same reason the table does not take account of the value of stock options that are fully vested and exercisable. Although the vested options would be more valuable if a change-in-control premium yields an increase in the value of Middlefield shares, the change in control itself does not affect the contract rights associated with the stock options because those options have already become fully vested. The table does, however, include the value of stock options that become vested on an accelerated basis because of the change in control, with value measured as the difference between the option exercise price and the hypothetical change-in-control price, also known as the spread value. Consistent with SEC disclosure rules, the hypothetical change-in-control price is the closing price of Middlefield stock on the last trading day of 2006, which was $42.25 on December 29, 2006.

			Spread Value of
		Estimated Present Value of	Options That
		Continued Life, Health, and	Become Vested and	Change-In-Control
		Disability Benefits, Continuing	Exercisable on an	Benefit under the
	Lump-Sum Cash Payment	for 24 Months after Employment	Accelerated Basis	Executive Deferred
	under the Severance	Termination under the Terms of	Because of the	Compensation
Name	Agreement	the Severance Agreement	Change In Control	Agreements
Thomas G. Caldwell(1)	$618,932	$38,044	$0	$10,300

James R. Heslop, II(1)	$447,135	$38,044	$0	$7,750

Jay P. Giles(2)	$233,034	$38,044	$0	n/a

Donald L. Stacy(2)	$242,529	$38,044	$0	$5,532

(1)	For Messrs. Caldwell and Heslop the lump-sum payment is 2.5 times the sum of (i) the executive’s salary on the date of the change in control and (ii) the average of the executive’s cash bonus and cash incentive compensation in the three-year period before the year in which the change in control occurred. The lump-sum cash severance payment assumes each executive’s employment terminates on the date of the change in control, but the cash severance benefit payable under the severance agreements of each of Mr. Caldwell and Mr. Heslop is actually payable immediately after a change in control, regardless of whether their employment also terminates.

(2)	For Messrs. Giles and Stacy the lump-sum payment is 2.0 times the sum of (i) the executive’s salary on the date of the change in control or the date employment termination occurs, whichever amount is greater, and (ii) the executive’s cash bonus for the year before the year in which the change in control occurred or for the year before the year in which employment termination occurred, whichever amount is greater.
     The spread value of options is zero because the exercise price of the options granted in late 2006 and the hypothetical change-in-control price are identical: $42.25. The table does not take account of DBO agreement benefits. Under the DBO agreements, an executive generally forfeits the right to designate the beneficiary of Bank-paid death benefits after employment termination, but the executive’s right is preserved if employment termination occurs within 12 months after a change in control. The right is also preserved in other cases as well, such as termination because of disability, termination after attaining age 55 with at least ten years of service to the Bank, and termination after attaining age 65. Middlefield is not able to measure the incremental value associated with preservation of the right to designate the beneficiary of bank-paid death benefits at an earlier date than attainment of age 55 with ten years of service, and for that reason the incremental enhancement of this contract right is not reflected in the table.
     The table also does not take into account the impact of federal, state, and local taxes imposed on executives’ change-in-control benefits, which could significantly reduce the executives’ benefits. In addition to ordinary income taxes, a 20% excise tax would be imposed by Internal Revenue Code Section 4999 on any executive whose aggregate change-in-control benefits equal or exceed three times the five-year average of his or her taxable compensation. If the excise tax is imposed, it is imposed on all change-in-control benefits exceeding the executive’s five-year average taxable compensation. Under Internal Revenue Code Section 280G, the employer also forfeits its compensation deduction for benefits on which the Section 4999 excise tax is imposed.
     Compensation committee interlocks and insider participation. None of the members of the compensation committee has served as an officer or employee of Middlefield or the Bank. Director Frank is Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield. Mrs. Frank’s spouse is the principal executive officer of The Frank Agency, Inc. The Bank has from time to time purchased insurance through The Frank Agency, Inc., including directors and officers liability insurance, blanket bond coverage, and pension and welfare benefits insurance. The Frank Agency, Inc. receives commissions and fees for its service as insurance agent for these purchases. The Bank also pays fees for miscellaneous benefit plan-related administrative services provided by The Frank Agency, Inc. Fees and premiums for insurance purchased through The Frank Agency, Inc. did not exceed $120,000 in any of the years 2004, 2005, or 2006.
     Transactions with affiliates. Directors and executive officers of Middlefield and their associates are customers of and enter into banking transactions with the Bank in the ordinary course of business. Middlefield expects that these relationships and transactions will continue. The charter of the audit committee of Middlefield’s board states that the audit committee is responsible for evaluating and deciding whether to approve transactions between Middlefield and its directors, executive officers, and other affiliates. The audit committee charter is in writing and a copy is available on Middlefield’s web site at www.middlefieldbank.com. The transactions with directors, executives officers, and their associates have not involved more than the normal risk of collectability and have not presented other unfavorable features. Loans and commitments to lend included in these transactions were made and will be made on substantially the same terms – including interest rates and collateral – as those prevailing at the time for comparable transactions with persons not affiliated with Middlefield.
     Compensation committee report. The compensation committee has submitted the following report for inclusion in this proxy statement —
     The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the committee’s review and discussions with management, the compensation committee recommended to the Board of Directors of Middlefield Banc Corp. that the Compensation Discussion and Analysis be included in this proxy statement.
     Submitted by the Compensation Committee
     Donald D. Hunter (Chair)      Frances H. Frank      James J. McCaskey      Donald E. Villers

Second Proposal —Ratification of Appointment of Independent Auditor
     Middlefield’s independent auditor for the year ended December 31, 2006, was S.R. Snodgrass, A.C. The audit committee has selected, subject to shareholder ratification, S.R. Snodgrass, A.C. to be Middlefield’s independent auditor for the fiscal year ending December 31, 2007. We expect one or more representatives of S.R. Snodgrass, A.C. to be present at the annual meeting. The representative of S.R. Snodgrass, A.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.
     The following table sets forth the fees paid to S.R. Snodgrass, A.C. for services provided during fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees (1)	$65,822	$61,725
Audit-Related Fees (2)	$0	$1,400
Tax Fees (3)	$10,384	$9,294
All Other Fees (4)	$15,725	$9,484

Total	$91,931	$81,903

(1)	Audit fees consist of fees for professional services rendered for the audit of Middlefield’s financial statements and review of financial statements included in Middlefield’s quarterly reports.

(2)	Audit-related fees represent fees for discussions relating to the implementation of SOX 404.

(3)	Tax service fees consist of compliance fees for preparation of original tax returns.

(4)	Other services consist of due diligence performed in relation to a potential business acquisition and assisting in developing policies and procedures for compliance with the BSA/OFAC/AML/USA PATRIOT Acts.
     The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.
     Auditor Independence. The audit committee of the board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor’s independence. To the best of Middlefield’s knowledge, none of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit Middlefield’s financial statements for the year ended December 31, 2006, is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.
The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as Middlefield’s independent auditor for the fiscal year ending December 31, 2007
     Shareholder Proposals
     The proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2007 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

     Shareholders desiring to submit proposals for inclusion in Middlefield’s proxy materials for the 2008 annual meeting must submit the proposals to Middlefield at its executive offices no later than December 4, 2007. We will not include in our proxy statement or form of proxy for the 2008 annual meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by Securities and Exchange Commission regulations.
     If a shareholder intends to present a proposal at the 2008 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to Article I, Section 8, of Middlefield’s regulations, the shareholder must give notice at least 60 days but no more than 120 days before the date in 2007 corresponding to the mailing date of this proxy statement for the 2007 annual meeting. This proxy statement is being mailed to shareholders on or about April 2, 2007. Accordingly, a shareholder who desires to present a proposal at the 2008 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should provide notice of the proposal to Middlefield no earlier than December 4, 2007, and no later than February 2, 2008. If the shareholder fails to do so, Middlefield’s management will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Middlefield’s proxy materials. Shareholders who desire to submit a proposal for the 2008 annual meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should refer to Article I, Section 8, of Middlefield’s regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires Middlefield’s directors and executive officers, as well as any persons who own more than 10% of a registered class of Middlefield’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Middlefield stock. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, to Middlefield’s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2006.
General
     The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies a choice for a proposal to be acted upon, the proxy will be voted in accordance with his or her specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein and FOR ratification of Middlefield’s independent auditor.
     The board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the annual meeting.
     The cost of solicitation of proxies will be borne by Middlefield. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of the Bank may solicit proxies personally or by telephone without additional compensation.
Information Available to Shareholders
     Our 2006 Annual Report has been mailed to persons who were shareholders as of the close of business on March 21, 2007. Additional copies may be obtained without charge by written request. Middlefield files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

     If you and others who share your address own your shares in street name, your broker or other holder of record may be sending one copy only of the annual report and proxy statement to your address. Known as “householding,” this practice reduces Middlefield’s printing and postage costs. However, if you wish to receive a separate annual report or proxy statement in the future, you should contact your broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. Shareholders who share an address to which a single annual report or proxy statement is delivered may orally or in writing request a separate copy of the annual report or proxy statement. Middlefield will deliver the separate annual report or proxy statement promptly at your request.
     A copy of Middlefield Banc Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission but without exhibits, will be furnished without charge to shareholders upon written request to: Mr. Donald L. Stacy, Chief Financial Officer, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

ANNUAL MEETING OF SHAREHOLDERS OF
Middlefield Banc Corp.
May 16, 2007
          Proof #1
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	To elect the three nominees identified below as directors for a term of three years and until their successors are elected and qualified.				2.	To ratify the appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Thomas G. Caldwell William J. Skidmore
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Carolyn J. Turk		The Board recommends a vote FOR the First Proposal regarding election of the identified nominees and FOR the Second Proposal ratifying the appointment of S.R. Snodgrass, A.C. as the independent auditor.
☐	FOR ALL EXCEPT (See instructions below)

The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted “FOR” election of the nominees identified above and “FOR” ratification of the independent auditor. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The Board knows of no other business to be presented at the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of Notice of the Meeting, a Proxy Statement, and Annual Report.

Please mark, sign, date, and return this proxy promptly using the postage paid, self addressed envelope provided.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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          Proof #1
☐                     ■
MIDDLEFIELD BANC CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
      The undersigned shareholder of Middlefield Banc Corp. hereby constitutes and appoints George F. Hasman and Donald D. Hunter, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 16, 2007, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:
(Continued and to be signed on the reverse side.)

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